NEWS
RELEASE___________________________________________________

FOR IMMEDIATE RELEASE
CONTACT: Chris Mathis
(512) 434-3766

TEMPLE-INLAND INC. REPORTS THIRD QUARTER 2009 RESULTS

AUSTIN, TEXAS, October 22, 2009--Temple-Inland Inc. today reported third quarter 2009 net income of $67 million, or $0.61 per diluted share, compared with third quarter 2008 net income of $3 million, or $0.03 per diluted share, and second quarter 2009 net income of $66 million, or $0.61 per diluted share. Third quarter 2009 net income excluding special items was $27 million, or $0.24 per diluted share.

	Third Quarter		Second Quarter

	2009	2008	2009

Net income per share	$0.61	$0.03	$0.61
Adjustment for special items	($0.37)	($0.06)	($0.37)
Net income per share, excluding special items	$0.24	($0.03)	$0.24

Doyle R. Simons, chairman and chief executive officer of Temple-Inland Inc., said, “We had another exceptional quarter, delivering solid operating results, return on investment, and cash flow, despite continued tough economic conditions. We generated $188 million of cash from operations and reduced our long-term debt by $148 million in the quarter. For the first nine months of 2009, we have generated $440 million of cash from operations and reduced long-term debt by $313 million.

“In Corrugated Packaging, we had another outstanding quarter as our mills and box plants performed well.  Results reflect our low cost position and continued benefits from our box plant transformation, the acquisition of PBL, our heavy orientation to the food and beverage market and our integrated system. We continue to match our supply with our demand, and our quarter end inventories were down nine percent compared with third quarter 2008. Corrugated Packaging operating income for first nine months 2009 was $290 million, a record first nine months. Year-to-date return on investment was 18.3 percent.

 “In Building Products, markets remain difficult. We generated $7 million of EBITDA in the quarter and continue to benefit from our low cost structure, geographic footprint, and favorable mix of products. We remain focused on generating cash and returning to profitability in this business.

“As we look forward, economic conditions, while still uncertain, have stabilized and appear to be on a slow path to recovery. We have demonstrated our ability to execute our strategy, generate cash and reduce debt over the course of the recession. We are confident that as the economy recovers we are well positioned to continue to provide solid relative results for shareholders.”

Corrugated Packaging

	Third Quarter		Second Quarter

	2009	2008	2009

Segment Operating Income ($ in Millions)	$94	$50	$91

Corrugated Packaging operating income improved in third quarter 2009 compared with third quarter 2008 as lower mill and converting costs, the benefits of the PBL acquisition and less downtime more than offset lower box prices. Operating results improved compared with second quarter 2009 as less downtime and the benefits of box plant transformation and the PBL acquisition more than offset lower box prices.

Building Products

	Third Quarter		Second Quarter

	2009	2008	2009

Segment Operating Income ($ in Millions)	($4)	($6)	($3)

Building Products operating results improved in third quarter 2009 compared with third quarter 2008 as lower costs in all products and higher gypsum volumes more than offset lower prices for all products and lower volumes for lumber and particleboard. Operating results were down slightly in third quarter 2009 compared with second quarter 2009 as higher lumber prices were offset by lower gypsum and particleboard prices.

Special items for third quarter 2009 after tax were $40 million, or $0.37 per diluted share, including: (i) income of $42 million, or $0.39 per diluted share, for alternative fuel mixture tax credits and (ii) a charge of $2 million, or $0.02 per diluted share, related to the purchase and early retirement of term debt during the third quarter.

Temple-Inland will host a conference call on October 22, 2009, at 9:30 am Eastern Time to discuss results of third quarter 2009. To access the conference call, listeners calling from the United States and Canada should dial 1-866-394-6665 at least 15 minutes prior to the start of the call.  The passcode for the conference call is: 34666901.  Those calling from outside the United States and Canada should dial 1-706-634-1667 and use the same passcode as set forth above.  Replays of the call will be available for two weeks following completion of the live call and can be accessed at 1-800-642-1687 in the United States and Canada and at 1-706-645-9291 outside the United States and Canada.  The passcode for the replay is: 34666901.

The conference call may also be accessed through Temple-Inland’s Internet site, www.templeinland.com, by clicking on "Investor Relations – Investor Events."

Temple-Inland Inc. is a manufacturing company focused on corrugated packaging and building products. The fully integrated corrugated packaging operation consists of 7 mills and 63 converting facilities. The building products operation manufactures a diverse line of building products for new home construction, commercial and repair and remodeling markets. Temple-Inland's address on the World Wide Web is www.templeinland.com.

This release contains “forward-looking statements” within the meaning of the federal securities laws. These statements reflect management’s current views with respect to future events and are subject to risk and uncertainties. We note that a variety of factors and uncertainties could cause our actual results to differ significantly from the results discussed in the forward-looking statements. Factors and uncertainties that might cause such differences include, but are not limited to: general economic, market, or business conditions; the opportunities (or lack thereof) that may be presented to us and that we may pursue; fluctuations in costs and expenses including the costs of raw materials, purchased energy, and freight; changes in interest rates; current conditions in financial markets could adversely affect our ability to finance our operations; demand for new housing; accuracy of accounting assumptions related to impaired assets, pension and postretirement costs,  contingency reserves and income taxes; competitive actions by other companies; changes in laws or regulations; our ability to execute certain strategic and business improvement initiatives; the accuracy of certain judgments and estimates concerning the integration of acquired operations; and other factors, many of which are beyond our control. Except as required by law, we expressly disclaim any obligation to publically revise any forward looking statements contained in this release to reflect the occurrence of events after the date of this release.

This release includes non-GAAP financial measures.  The required reconciliations to GAAP financial measures are included in this release.

TEMPLE-INLAND INC. AND SUBSIDIARIES
CONSOLIDATED EARNINGS AND SEGMENT RESULTS
(Preliminary and Unaudited)

	Third Quarter		First Nine Months
	2009	2008	2009	2008
	(In millions, except per share)
Revenues
Corrugated packaging	$734	$797	$2,286	$2,371
Building products	151	179	446	540
Total revenues	$885	$976	$2,732	$2,911

Income
Corrugated packaging	$94	$50	$290	$157
Building products	(4)	(6)	(9)	(26)
Total segment operating income	90	44	281	131
Items not included in segments:
General and administrative expense	(18)	(17)	(53)	(59)
Share-based and long-term incentive compensation	(13)	(10)	(39)	(16)
Other operating income (expense)	68	(1)	139	(16)
Other non-operating income (expense)	(3)	(3)	(2)	(1)
Net interest income (expense) on financial assets and nonrecourse financial liabilities of special purpose entities	(1)	(1)	––	(4)
Interest expense on debt	(14)	(21)	(50)	(58)
Income (loss) before taxes	109	(9)	276	(23)
Income tax (expense) benefit	(42)	12	(107)	21
Net income (loss)	67	3	169	(2)
Net income attributable to noncontrolling interest of special purpose entities	––	––	(1)	––
Net income (loss) attributable to Temple-Inland Inc.	$67	$3	$168	$(2)

Average basic shares outstanding	106.9	106.7	106.8	106.7
Average diluted shares outstanding	108.6	107.6	107.7	107.6

Per share information:
Basic earnings	$0.62	$0.03	$1.56	$(0.02)
Diluted earnings (a)	$0.61	$0.03	$1.55	$(0.02)
Dividends	$0.10	$0.10	$0.30	$0.30
____________
(a)	Earnings per share for first nine months 2008 is based on average basic shares outstanding due to our year-to-date net loss.

TEMPLE-INLAND INC. AND SUBSIDIARIES
SUMMARIZED CONSOLIDATED BALANCE SHEETS
(Preliminary and Unaudited)

	Third Quarter-End 2009	Year-End 2008
	(Dollars in millions)
ASSETS
Current Assets	$1,061	$1,073
Property and Equipment	1,596	1,664
Financial Assets of Special Purpose Entities	2,475	2,474
Goodwill	394	394
Other Assets	257	264
TOTAL ASSETS	$5,783	$5,869

LIABILITIES
Current Liabilities	$443	$446
Long-Term Debt	878	1,191
Nonrecourse Financial Liabilities of Special Purpose Entities	2,140	2,140
Deferred Tax Liability	776	750
Liability for Pension Benefits	158	172
Liability for Postretirement Benefits	99	101
Other Long-Term Liabilities	363	292
TOTAL LIABILITIES	4,857	5,092
SHAREHOLDERS’ EQUITY
Temple-Inland Inc. Shareholders’ Equity	834	686
Noncontrolling Interest of Special Purpose Entities	92	91
TOTAL SHAREHOLDERS’ EQUITY	926	777
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$5,783	$5,869

TEMPLE-INLAND INC. AND SUBSIDIARIES
SUMMARIZED CONSOLIDATED STATEMENTS OF CASH FLOWS
 (Preliminary and Unaudited)

	Third Quarter				First Nine Months
	2009		2008		2009		2008
	(In millions)
CASH PROVIDED BY (USED FOR) OPERATIONS
Operations	$160	(a)(b)	$66	(c)	$424	(a)(b)	$142	(a)(c)
Working capital	28		(20	)(d)	16		(385	)(d)
	188		46		440		(243)
CASH PROVIDED BY (USED FOR) INVESTING
Capital expenditures	(29)		(40)		(81)		(116)
Acquisition, net of cash acquired	—		(57)		—		(57)
Other	4		(2)		(4)		(6)
	(25)		(99)		(85)		(179)
CASH PROVIDED BY (USED FOR) FINANCING
Cash dividends to shareholders	(11)		(11)		(32)		(32)
Net change in debt	(151)		68		(299)		287
Fees related to special purpose entities	—		—		(19)		—
Other	11		2		(4)		(10)
	(151)		59		(354)		245
Effect of exchange rate changes on cash and cash equivalents	(1)		—		—		—
Net increase (decrease) in cash and cash equivalents	11		6		1		(177)
Cash and cash equivalents at beginning of period	31		44		41		227
Cash and cash equivalents at end of period	$42		$50		$42		$50

SUPPLEMENTAL INFORMATION
Depreciation and amortization	$50		$51		$151		$151
_____________

(a)	Includes voluntary, discretionary contributions to our defined benefit plan of $15 million in third quarter 2009, $30 million in first nine months 2009, and $15 million in first nine months 2008.
(b)	Includes alternative fuel mixture tax credits, net of related costs and tax payments, of $58 million in third quarter 2009 and $121 million in first nine months 2009.
(c)	Includes payments related to our 2007 transformation plan of $11 million in third quarter 2008 and $50 million in first nine months 2008.
(d)	Includes payments related to our 2007 transformation plan of $20 million in third quarter 2008 and $297 million in first nine months 2008.

TEMPLE-INLAND INC. AND SUBSIDIARIES
SUMMARIZED CONSOLIDATED STATEMENTS OF CASH FLOWS
 (Preliminary and Unaudited)

	Third		Second		First	Fourth	Third
	Quarter		Quarter		Quarter	Quarter	Quarter
	2009		2009		2009	2008	2008
	(In millions)
CASH PROVIDED BY (USED FOR) OPERATIONS
Operations	$160	(a)(b)	$150	(a)(b)	$114	$80 (a)	$66	(c)
Working capital	28		22		(34)	(19)	(20	)(d)
	188		172		80	61	46
CASH PROVIDED BY (USED FOR) INVESTING
Capital expenditures	(29)		(33)		(19)	(48)	(40)
Acquisition, net of cash acquired	—		—		—	—	(57)
Other	4		(7)		(1)	—	(2)
	(25)		(40)		(20)	(48)	(99)
CASH PROVIDED BY (USED FOR) FINANCING
Cash dividends to shareholders	(11)		(11)		(10)	(11)	(11)
Net change in debt	(151)		(108)		(40)	(1)	68
Fees related to special purpose entities	—		(4)		(15)	—	—
Other	11		(4)		(11)	(7)	3
	(151)		(127)		(76)	(19)	60
Effect of exchange rate changes on cash and cash equivalents	(1)		2		(1)	(3)	(1)
Net increase (decrease) in cash and cash equivalents	11		7		(17)	(9)	6
Cash and cash equivalents at beginning of period	31		24		41	50	44
Cash and cash equivalents at end of period	$42		$31		$24	$41	$50

SUPPLEMENTAL INFORMATION
Depreciation and amortization	$50		$50		$51	$55	$51
_____________

(a)	Includes voluntary, discretionary contributions to our defined benefit plan of $15 million in third and second quarter 2009 and fourth quarter 2008.
(b)	Includes alternative fuel mixture tax credits, net of related costs and tax payments, of $58 million in third quarter 2009 and $63 million in second quarter 2009.
(c)	Includes payments related to our 2007 transformation plan of $11 million in third quarter 2008.
(d)	Includes payments related to our 2007 transformation plan of $20 million in third quarter 2008.

TEMPLE-INLAND INC. AND SUBSIDIARIES
REVENUES AND UNIT SALES, EXCLUDING JOINT VENTURE OPERATIONS
 (Preliminary and Unaudited)

	Third Quarter		First Nine Months
	2009	2008	2009	2008
Revenues	(Dollars in millions)
Corrugated packaging
Corrugated packaging	$699	$729	$2,177	$2,231
Paperboard (a) (b)	35	68	109	140
Total corrugated packaging	$734	$797	$2,286	$2,371
Building products
Lumber	$48	$60	$139	$177
Particleboard	35	46	108	138
Gypsum wallboard	38	33	109	101
Medium density fiberboard	16	18	49	56
Fiberboard	8	11	18	33
Other	6	11	23	35
Total building products	$151	$179	$446	$540

Unit Sales
Corrugated packaging
Corrugated packaging, thousands of tons	825	810	2,490	2,504
Paperboard, thousands of tons (a) (b)	89	150	264	304
Total, thousands of tons	914	960	2,754	2,808
Building products
Lumber, mbf	183	189	555	593
Particleboard, msf	103	117	309	372
Gypsum wallboard, msf	328	255	870	813
Medium density fiberboard, msf	31	34	96	110
Fiberboard, msf	41	52	95	170
____________

(a)	Paperboard includes containerboard and light weight gypsum facing paper.
(b)	Comparisons of revenue and unit sales of paperboard are affected by the July 25, 2008 purchase of our partner’s interest in Premier Boxboard Limited LLC.

TEMPLE-INLAND INC. AND SUBSIDIARIES
CALCULATION OF NON-GAAP FINANCIAL MEASURES
 (Preliminary and Unaudited)

	Third Quarter		Second Quarter
	2009	2008	2009
	(In millions, except per share)
NET INCOME EXCLUDING SPECIAL ITEMS
Net income in accordance with GAAP	$67	$3	$66
Special items, after-tax:
Facility closures and headcount reductions	––	––	(1)
Alternative fuel mixture credits, net of costs	42	––	47
Substitution costs	––	––	(11)
Gain (loss) on purchase and retirement of long-term debt	(2)	––	5
Charges related to early repayment of PBL debt	––	(1)	––
Effect of increasing the estimated annual effective tax rate on previously reported special items	––	7	––
Total special items, after-tax	40	6	40
Net income, excluding special items	$27	$(3)	$26

Net income, per share, in accordance with GAAP	$0.61	$0.03	$0.61
Special items, after-tax, per share:
Facility closures and headcount reductions	––	––	(0.01)
Alternative fuel mixture credits, net of costs	0.39	––	0.43
Substitution costs	––	––	(0.10)
Gain (loss) on purchase and retirement of long-term debt	(0.02)		0.05
Charges related to early repayment of PBL debt	––	(0.01)	––
Effect of increasing the estimated annual effective tax rate on previously reported special items	––	0.07	––
Total special items, after-tax	0.37	0.06	0.37
Net income, per share, excluding special items	$0.24	$(0.03)	$0.24

Average basic shares outstanding	106.9	106.7	106.7
Average diluted shares outstanding	108.6	107.6	107.8

Third Quarter
2009
EBITDA	(In millions)
Building Products
Segment operating loss determined in accordance with GAAP	$(4)
Depreciation and amortization	11
EBITDA	$7